Exhibit 99.1

Overseas Shipholding Group, Inc.	PRESS RELEASE

Overseas Shipholding Group Announces Leadership Transition

Tampa, FL – December 5, 2016 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) announced today that Christopher Wolf will become the Senior Vice President and Chief Financial Officer of the Company on December 29, 2016, taking over from Rick F. Oricchio. From December 1 to December 29, Mr. Wolf will serve as the Chief Financial Officer of OSG’s subsidiary, Overseas Bulk Ships, Inc.

In addition, Susan Allan has been appointed to serve as Vice President, General Counsel and Corporate Secretary of the Company. Ms. Allan is replacing James D. Small III, who became the Chief Administrative Officer, Secretary and General Counsel of International Seaways, Inc., following the completion of its spin-off from OSG on November 30, 2016. The Company has moved its corporate headquarters to Tampa.

Sam Norton, OSG’s SVP & President and CEO of the U.S. Flag Strategic Business Unit said, “I am pleased to welcome both Chris and Susan to OSG. It is an exciting time in the Company’s history, and their experience and fresh perspective will complement and enhance our existing management team’s strengths and capabilities.”

“This is a pivotal time to be joining OSG, a company with both a rich history and a compelling future,” Wolf said. “I look forward to working with the leadership team to advance the Company’s strategy and drive shareholder value.”

Ms. Allan added, “I am pleased to be part of the OSG leadership team as the Company begins to navigate this next chapter and drive its future success.”

Christopher Wolf Details

Mr. Wolf has extensive experience as a Chief Financial Officer, having served in this role at several companies—both publicly-listed as well as privately-owned—including most recently at Higher One Holdings, Inc., a publicly-traded provider of technology-based refund disbursement, payment processing and data analytics services to higher education institutions and students, where he worked from 2013 to 2016. Earlier in his career, Mr. Wolf was a Chief Financial Officer at Acxiom Corporation and Catalina Marketing. He began his career at Arthur Andersen, LLP. Mr. Wolf received his B.S. in Accounting from Florida State University and a Master of Accounting from the University of North Carolina. Mr. Wolf is a Certified Public Accountant.

Susan Allan Details

Ms. Allan comes to OSG from Jabil Circuit, Inc., where she was Vice President and Assistant Corporate Secretary since 2009. Jabil is a publicly listed, global electronic and technology solutions company providing design and manufacturing product management services. From 1997 to 2009, she was senior counsel at Tech Data Corporation, also a publicly traded company and one of the world's largest wholesale distributors of technology products, services and solutions. Ms. Allan has significant experience in corporate governance matters, as well as experience with capital markets offerings and mergers and acquisitions. Ms. Allan received her B.A. from George Mason University and her law degree from the University of Southern California. She is a member of the Bars of Florida and the District of Columbia.

Overseas Shipholding Group, Inc.	PRESS RELEASE

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 24-vessel U.S. Flag fleet consists of eight ATBs, two lightering ATBs, three shuttle tankers, nine MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s prospects, its ability to retain and effectively integrate new members of management, and the effect of the Company’s spin-off of International Seaways, Inc. Forward-looking statements are based on each of the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for OSG and the Registration Statement on Form 10 for International Seaways, Inc. and in similar sections of other filings made by each of the Companies with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media:
Overseas Shipholding Group, Inc.
Brian Tanner, 212-578-1645
btanner@osg.com